Investor Relations Contact

Michelle Ahlmann, 650.603.5464

Public Relations Contact

Dave Peterson, 650.603.5231

MERCURY INTERACTIVE CORPORATION RECEIVES WAIVERS FROM CONVERTIBLE NOTE HOLDERS

MOUNTAIN VIEW, CALIF., — MAY 4, 2006— Mercury Interactive Corporation (OTC: MERQ) previously announced that it was soliciting consents from the holders of its $300 million aggregate principal amount of 4.75% Convertible Subordinated Notes due 2007 (the “2007 Notes”) and from the holders of its $500 million aggregate principal amount of Zero Coupon Senior Convertible Notes due 2008 (the “2008 Notes”). In each case, Mercury was requesting a waiver, until the stated maturity of the 2007 Notes and the 2008 Notes, as applicable (the “Waivers”), of any default or event of default under the terms of the Indentures governing such notes arising from Mercury not meeting its requirement to timely file with the Securities and Exchange Commission and with the trustee of such notes, those reports required to be filed under the Securities Exchange Act of 1934.

Mercury announced today that as of 5:00 p.m. Pacific time on May 3, 2006, the holders of a majority of the outstanding aggregate principal amount of 2007 Notes and a majority of the outstanding aggregate principal amount of 2008 Notes had submitted consents and that the consent solicitation period was closed and the Waivers have become effective. In consideration of the Waivers, Mercury will (i) enter into a supplement to the Indenture governing the 2007 Notes which shall require Mercury to repurchase the 2007 Notes, at the option of the holder thereof, on March 1, 2007 at a repurchase price equal to 101.3% of the principal amount and shall provide that any 2007 Notes redeemed during the period from July 1, 2006 through March 5, 2007 shall be at a redemption price of 101.3% of the principal amount and (ii) enter into a supplement to the Indenture governing the 2008 Notes which shall require the Company to repurchase the 2008 Notes, at the option of the holder thereof, on October 31, 2007 at a repurchase price equal to 107.25% of the principal amount.

ABOUT MERCURY

Mercury Interactive Corporation (OTC: MERQ), the global leader in business technology optimization (BTO) software, is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the largest enterprise software companies today. Mercury provides software and services for IT Governance, Application Delivery, and Application Management. Customers worldwide rely on Mercury offerings to govern the priorities, processes and people of IT and test and manage the quality and performance of business-critical applications. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that reflect Mercury’s judgment and involve risks and uncertainties as of the date of this release. These forward looking statements relate to obtaining the requisite consents from the holders of the 2007 Notes and the 2008 Notes to waive, until the stated maturity of the 2007 Notes and the 2008 Notes, as applicable, any default or event of default under the terms of the indentures governing such notes arising from Mercury’s failure to file with the Securities and Exchange Commission and to furnish to the holders of notes, those reports required to be filed under the Securities Exchange Act of 1934. Potential risks and uncertainties include, among other things: (1) the timing of completion of the Company’s review, restatement and filing of its amended historical financial statements to be included in the Amended Form 10-K for fiscal year 2004 and the Amended Form 10-Q for the first quarter of fiscal year 2005, and becoming current in the Company’s other required SEC periodic reporting obligations, (2) the nature and scope of the ongoing SEC investigation, (3) the timing of the relisting of the Company’s securities on a national securities exchange, including the risk that the Company will not achieve relisting on a national securities exchange, (4) the effect of any third party litigation arising out of the Special Committee investigation, (5) costs incurred by Mercury in connection with the Special Committee investigation and the SEC investigation, (6) the impact of the expensing of stock options and stock purchases under Mercury’s employee stock purchase program pursuant to Financial Accounting Standards Board’s Statement 123 including, without limitation, the impact of the restatement, (7) the impact of the resignations of Amnon Landan, Douglas Smith and Susan Skaer, and (8) the additional risks and important factors described in Mercury’s SEC reports, including the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, which is available at the SEC’s website at http://www.sec.gov. All of the information in this press release is made as of May 4, 2006, and Mercury undertakes no duty to update this information.

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Mercury, Mercury Interactive and the Mercury logo are trademarks of Mercury Interactive Corporation and may be registered in certain jurisdictions. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE CORPORATION

379 N. Whisman Road

Mountain View, CA 94043

Tel: (650) 603-5200 Fax: (650) 603-5300

www.mercury.com